Exhibit 99.1

e.l.f. Beauty Announces Second Quarter Fiscal 2025 Results
– Delivered 40% Net Sales Growth –

– e.l.f. Cosmetics Gained 195 Basis Points of U.S. Market Share –

– Raises Fiscal 2025 Outlook –
OAKLAND, California; November 6, 2024 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and six months ended September 30, 2024.
“Q2 marked another quarter of consistent, category-leading growth. In Q2, we delivered 40% net sales growth, fueled by 195 basis points of market share gains in the U.S. and 91% net sales growth internationally,” said Tarang Amin, e.l.f. Beauty’s Chairman and Chief Executive Officer. “This was our 23rd consecutive quarter of both net sales growth and market share gains. We continue to make progress across color cosmetics, skin care and international and believe our unique areas of advantage will fuel our ability to win in fiscal 2025 and beyond.”
Three Months Ended September 30, 2024 Results
For the three months ended September 30, 2024, compared to the three months ended September 30, 2023:
•Net sales increased 40% to $301.1 million, primarily driven by strength in both our retailer and e-commerce channels, in the U.S. and internationally.
•Gross margin increased approximately 40 basis points to 71%, primarily driven by cost savings, favorable foreign exchange impacts, and price increases in our international markets, partially offset by mix and higher transportation costs.
•Selling, general and administrative (“SG&A”) expenses increased $74.0 million to $186.1 million, or 62% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $62.5 million to $160.3 million, or 53% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs, depreciation and amortization, and professional fees.
•Net income was $19.0 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $45.0 million.
•Diluted earnings per share were $0.33 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.77.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $69.3 million, or 23% of net sales, up 15% year over year.
Six Months Ended September 30, 2024 Results
For the six months ended September 30, 2024, compared to the six months ended September 30, 2023:
•Net sales increased 45% to $625.6 million, primarily driven by strength in both retailer and e-commerce channels, in the U.S. and internationally.

•Gross margin increased approximately 60 basis points to 71%, primarily driven by cost savings, favorable foreign exchange impacts, and price increases in our international markets, partially offset by mix and inventory adjustments.
•SG&A increased $162.6 million to $366.7 million, or 59% of net sales. Adjusted SG&A increased $142.5 million to $324.7 million, or 52% of net sales. The increase in SG&A dollars was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs, depreciation and amortization, and professional fees.
•Net income was $66.6 million on a GAAP basis. Adjusted net income was $109.3 million.
•Diluted earnings per share were $1.14 on a GAAP basis. Adjusted diluted earnings per share were $1.87.
•Adjusted EBITDA was $146.8 million, or 23% of net sales, up 9% year over year.
Liquidity
As of September 30, 2024, the Company had $96.8 million in cash and cash equivalents and $156.6 million of long-term debt and finance lease obligations, as compared to $167.8 million in cash and cash equivalents and $57.7 million of long-term debt and finance lease obligations as of September 30, 2023.
Updated Fiscal 2025 Outlook
The Company is providing the following updated outlook for fiscal 2025. The updated outlook for fiscal 2025 reflects an expected 28-30% year-over-year increase in net sales, as compared to an expected 25-27% increase previously.

	Updated Fiscal 2025 Outlook	Previous Fiscal 2025 Outlook
Net sales	$1,315-1,335 million	$1,280-1,300 million
Adjusted EBITDA	$304-308 million	$297-301 million
Adjusted effective tax rate	19-20%	20-21%
Adjusted net income	$205-208 million	$198-201 million
Adjusted diluted earnings per share	$3.47-3.53	$3.36-3.41
Fiscal year ending diluted shares outstanding	59 million	59 million
Webcast Details
The Company will hold a webcast to discuss the results from its second quarter fiscal 2025 today, November 6, 2024, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is fueled by a belief that anything is e.l.f.ing possible. e.l.f. is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People and NATURIUM, are led by purpose, driven by results and elevated by superpowers. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/

Note Regarding non-GAAP Financial Measures

This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, impairment of equity investment, and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, costs related to the acquisition of Naturium, and cloud computing ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of Naturium.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, other non-cash and non-recurring items, impairment of equity investment, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, other non-recurring items, impairment of equity investment, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of Naturium.
With respect to the Company’s expectations under “Updated Fiscal 2025 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2025 under “Updated Fiscal 2025 Outlook” above and those statements that we believe our unique areas of advantage will fuel our ability to win in fiscal 2025 and beyond. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Sam Critchell
VP, Corporate Development & Investor Relations kkatten@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Net sales	$301,075	$215,507	$625,552	$431,846
Cost of sales	87,016	63,142	180,210	126,909
Gross profit	214,059	152,365	445,342	304,937
Selling, general and administrative expenses	186,141	112,186	366,716	204,125
Operating income	27,918	40,179	78,626	100,812
Other income (expense), net	3,791	(1,062)	3,978	(663)
Impairment of equity investment	—	—	—	(1,720)
Interest (expense) income, net	(3,761)	623	(7,426)	964
Income before provision for income taxes	27,948	39,740	75,178	99,393
Income tax provision	(8,928)	(6,469)	(8,603)	(13,145)
Net income	$19,020	$33,271	$66,575	$86,248

Net income per share:
Basic	$0.34	$0.61	$1.19	$1.59
Diluted	$0.33	$0.58	$1.14	$1.50
Weighted average shares outstanding:
Basic	56,345,648	54,425,384	56,160,796	54,183,091
Diluted	58,482,530	57,438,152	58,517,993	57,308,342

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2024	March 31, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$96,768	$108,183	$167,763
Accounts receivable, net	146,559	123,797	86,683
Inventory, net	238,798	191,489	147,228
Prepaid expenses and other current assets	71,914	53,608	33,772
Total current assets	554,039	477,077	435,446
Property and equipment, net	15,563	13,974	7,624
Intangible assets, net	216,396	225,094	73,986
Goodwill	340,582	340,600	171,620
Other assets	110,435	72,502	58,260
Total assets	$1,237,015	$1,129,247	$746,936

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$100,250	$100,307	$5,228
Accounts payable	93,617	81,075	63,736
Accrued expenses and other current liabilities	117,030	117,733	83,407
Total current liabilities	310,897	299,115	152,371
Long-term debt	156,648	161,819	57,735
Deferred tax liabilities	4,833	3,666	4,901
Long-term operating lease obligations	36,176	21,459	14,559
Other long-term liabilities	766	616	942
Total liabilities	509,320	486,675	230,508

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2024, March 31, 2024 and September 30, 2023; 56,331,038, 55,583,660 and 54,621,561 shares issued and outstanding as of September 30, 2024, March 31, 2024 and September 30, 2023, respectively	562	555	545
Additional paid-in capital	954,455	936,403	851,634
Accumulated other comprehensive income (loss)	439	(50)	—
Accumulated deficit	(227,761)	(294,336)	(335,751)
Total stockholders' equity	727,695	642,572	516,428
Total liabilities and stockholders' equity	$1,237,015	$1,129,247	$746,936

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Six months ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$66,575	$86,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and non-cash lease expense	23,803	12,311
Stock-based compensation expense	34,612	18,417
Amortization of debt issuance costs and discount on debt	276	149
Deferred income taxes	1,324	1,159
Impairment of equity investment	—	1,720
Other, net	18	221
Changes in operating assets and liabilities:
Accounts receivable	(21,221)	(18,812)
Inventory	(45,071)	(65,904)
Prepaid expenses and other assets	(48,863)	(27,090)
Accounts payable and accrued expenses	5,188	45,112
Other liabilities	(4,192)	(2,261)
Net cash provided by operating activities	12,449	51,270

Cash flows from investing activities:
Purchase of property and equipment	(2,409)	(1,465)
Other, net	(93)	—
Net cash used in investing activities	(2,502)	(1,465)

Cash flows from financing activities:
Repayment of long-term debt	(5,375)	(2,500)
Debt issuance costs paid	—	(665)
Repurchase of common stock	(17,076)	—
Proceeds from exercise of stock options	533	750
Other, net	(58)	(405)
Net cash used in financing activities	(21,976)	(2,820)

Effect of exchange rate changes on cash and cash equivalents	614	—

Net (decrease) increase in cash and cash equivalents	(11,415)	46,985
Cash and cash equivalents - beginning of period	108,183	120,778
Cash and cash equivalents - end of period	$96,768	$167,763

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Net income	$19,020	$33,271	$66,575	$86,248
Interest expense (income), net	3,761	(623)	7,426	(964)
Income tax provision	8,928	6,469	8,603	13,145
Depreciation and amortization	10,242	5,586	19,300	10,173
EBITDA	$41,951	$44,703	$101,904	$108,602
Stock-based compensation	21,648	11,217	34,612	18,417
Impairment of equity investment (a)	—	—	—	1,720
Other non-cash and non-recurring items (b)	5,730	4,498	10,247	5,979
Adjusted EBITDA	$69,329	$60,418	$146,763	$134,718

(a) Represents an impairment of equity investment recorded during the six months ended September 30, 2023.
(b) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, costs related to the acquisition of Naturium, and cloud computing ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Selling, general and administrative expenses	$186,141	$112,186	$366,716	$204,125
Stock-based compensation	(21,644)	(11,190)	(34,602)	(18,413)
Other non-recurring items (a)	(4,226)	(3,189)	(7,430)	(3,541)
Adjusted selling, general and administrative expenses	$160,271	$97,807	$324,684	$182,171

(a) Represents other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of
Naturium.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2024	2023	2024	2023
Net income	$19,020	$33,271	$66,575	$86,248
Stock-based compensation	21,648	11,217	34,612	18,417
Other non-recurring items (a)	4,226	3,189	7,430	3,541
Impairment of equity investment (b)	—	—	—	1,720
Amortization of acquired intangible assets (c)	4,349	2,027	8,698	4,055
Tax Impact (d)	(4,248)	(2,559)	(8,002)	(3,955)
Adjusted net income	$44,995	$47,145	$109,313	$110,026

Weighted average number of shares outstanding – diluted	58,482,530	57,438,152	58,517,993	57,308,342
Adjusted diluted earnings per share	$0.77	$0.82	$1.87	$1.92

(a) Represents other non-recurring cloud computing ERP implementation costs and costs related to the acquisition of
Naturium.
(b) Represents an impairment of equity investment recorded during the six months ended September 30, 2023.
(c) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(d) Represents the tax impact of the above adjustments.